UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2009

Volterra Semiconductor Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47467 Fremont Blvd., Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510 743 1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 17, 2009, the United States District Court in the Northern District of California issued an order (under seal) reversing an earlier order issued by the Court that initially granted Volterra’s request for a preliminary injunction in its patent suit against Infineon Technologies AG, Infineon Technologies North America Corp. and Primarion, Inc.

Volterra continues to believe in the strong likelihood of success in its case against Infineon/Primarion, and continues to expect the case to go to trial next year.

About the Case

Volterra filed a lawsuit against Infineon/Primarion in November 2008 claiming, among other things, that Infineon/Primarion's PX4640 and PX4650 integrated power products infringe certain Volterra patents. In December 2008, Infineon/Primarion filed certain counterclaims in response to the lawsuit. In July 2009, Volterra filed a motion for preliminary injunction, seeking to stop Infineon/Primarion from marketing or selling these products while the case is ongoing. At a hearing in September 2009, the Court issued a minute order granting Volterra’s motion for a preliminary injunction, but in November 2009 the Court issued an order (under seal) denying the preliminary injunction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

November 20, 2009	By:	/s/ David Oh

Name: David Oh
Title: Vice President and General Counsel